Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573






                              Prospectus Supplement

                               Dated March 7, 2001

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                             Principal Amount
                                                               of Registered
                    Selling Securityholders                       Notes
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Guardian Life Insurance Company of America.................      $5,300,000

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     Total of Above........................................      $5,300,000
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